                                                                  Exhibit 99

                                MAX & ERMA'S logo
                   4849 EVANSWOOD DRIVE, COLUMBUS, OHIO 43229


FOR IMMEDIATE RELEASE
---------------------
MAX & ERMA'S RESTAURANTS, INC.             For Further Information Contact:
NASDAQ:  MAXE                              William C. Niegsch, Jr.
                                           Exec.Vice President & Chief
                                           Financial Officer
MARCH 18, 2004                             (614) 431-5800
                                           www.maxandermas.com




                         MAX & ERMA'S RESTAURANTS, INC.
                           REPORTS NEAR RECORD QUARTER

FIRST QUARTER HIGHLIGHTS:

o RECORD QUARTERLY REVENUES LEADS TO NEAR RECORD QUARTERLY EARNINGS AND EARNINGS PER SHARE

o    ONE COMPANY-OWNED AND ONE FRANCHISE UNIT OPENED DURING THE FIRST QUARTER

o FOUR COMPANY-OWNED AND FIVE FRANCHISED LOCATIONS SCHEDULED TO OPEN DURING THE REMAINDER OF 2004

FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share data)

-------------------------------------------------------------------------------
                                 16 Weeks Ended   16 Weeks Ended
                                        2/15/04          2/17/03       % Change
-------------------------------------------------------------------------------
                    Revenues            $ 53,422        $ 49,208          +8.6%
-------------------------------------------------------------------------------
            Operating Income            $  1,800        $  1,724          +4.4%
-------------------------------------------------------------------------------
         Income Before Taxes            $  1,204        $  1,236          -2.6%
-------------------------------------------------------------------------------
                  Net Income            $    891        $    908          -1.9%
-------------------------------------------------------------------------------
          Diluted Net Income
            Per Common Share            $   0.34        $   0.34              -
-------------------------------------------------------------------------------
  Diluted Shares Outstanding            $  2,602        $  2,702          -3.7%
-------------------------------------------------------------------------------




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COLUMBUS, OHIO, MARCH 18, 2004 - MAX & ERMA'S RESTAURANTS, INC. (Nasdaq/NMS:
MAXE) today reported all-time record quarterly revenues and near record quarterly earnings and earnings per share for the first quarter of 2004.

Revenues for the first quarter of 2004 rose 9% to a quarterly record $53.4 million from $49.2 million for the first quarter of 2003. Net income for the first quarter dipped 2% to $891,000 from last year's record quarterly net income of $908,000. Net income per diluted share for the first quarter of 2004 equaled last year's quarterly record of $0.34 per diluted share.

Todd Barnum, Chairman and Chief Executive Officer of Max & Erma's said he is pleased with the operating improvement from the second half of 2003, but said there is still room for continued margin improvement. Mr. Barnum said revenues increased 9% due to the sales contribution of six restaurants opened in 2003 and one late first quarter 2004 opening plus additional franchise fees. Mr. Barnum noted that one franchised restaurant opened during the first quarter of 2004, bringing the franchised total to seventeen as compared to fourteen at the end of the first quarter of 2003.

Mr. Barnum said sales trends fluctuated noticeably during the quarter. For the first half of the quarter same-store sales were 1.9% down, but turned positive after the Company began a more aggressive marketing effort. He added that same-store sales finished even with last year for the entire quarter. He said early results for the second quarter show positive trends continuing. He also added that the Company plans a schedule of television advertising for the remainder of 2004.

Mr. Barnum said margin pressure continues as a result of continued high beef and chicken prices. He noted that cost of goods sold was up 60 basis points from last year, while most other operating expenses were even or down. Mr. Barnum went on to say that the demand for "Lo-Carb"/High Protein menu items is behind the higher beef and chicken prices. On the positive side, he noted that the Company has introduced several menu items targeting the Lo-Carb dieter and they are selling very well.

Mr. Barnum said that in addition to the first quarter opening of one Company-owned and one franchised opening, plans call for four additional Company-owned restaurants to open during the remainder of 2004. Franchisees should also open an additional five restaurants this year.

Max & Erma's currently owns and operates 75 casual dining full-service restaurants in Akron, Columbus, Cleveland, Cincinnati, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids, and Lansing, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia, Virginia Beach and Norfolk, Virginia. The Company also currently franchises 18 restaurants in Cleveland, Columbus, Cincinnati, Wilmington, Sandusky and Dayton, Ohio, the Ohio Turnpike, St. Louis, Missouri, Green Bay, Wisconsin, Philadelphia, Pennsylvania and Edinburgh and Evansville, Indiana. Franchised restaurants are under construction in Chillicothe, Ohio and Seymour, Indiana. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.



                                       2
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This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.
-------------------------------------------------------------------------------

                         - FINANCIAL HIGHLIGHTS FOLLOW -

                         MAX & ERMA'S RESTAURANTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                         February 15,
                           ASSETS                           2004                October 26,
                           ------                        (UNAUDITED)                2003
                                                         ------------           ------------
Current Assets:
Cash                                                     $  2,384,243           $  2,616,324
Inventories                                                 1,249,188              1,161,927
Other Current Assets                                        2,246,979              2,215,619
                                                         ------------           ------------
Total Current Assets                                        5,880,410              5,993,870

Property - At Cost:                                        92,500,232             82,885,574
Less Accumulated Depreciation and Amortization             38,112,331             35,848,525
                                                         ------------           ------------
Property - Net                                             54,387,901             47,037,049

Other Assets                                                9,019,085              8,711,176
                                                         ------------           ------------
Total                                                    $ 69,287,396           $ 61,742,095
                                                         ============           ============

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------

Current Liabilities:
Current Maturities of Long-Term Obligations              $  4,103,271           $  2,664,166
Accounts Payable                                            4,840,848              4,140,765
Accrued Payroll and Related Taxes                           2,917,498              2,966,718
Accrued Liabilities                                         4,472,231              3,944,917
                                                         ------------           ------------
Total Current Liabilities                                  16,333,848             13,716,566

Long-Term Obligations - Less Current Maturities            39,703,135             35,836,887

Stockholders' Equity:
Preferred Stock - $.10 Par Value;
   Authorized 500,000 Shares - none outstanding
 Common Stock - $.10 Par Value;
   Authorized 5,000,000 Shares,
   Issued and Outstanding 2,455,619 Shares
   at 2/15/04 and 2,449,601 Shares at 10/26/03                245,561                244,960
Additional Capital                                              4,204
Accumulated Other Comprehensive Loss                         (482,290)              (648,373)
Retained Earnings                                          13,482,938             12,592,055
                                                         ------------           ------------
Total Stockholders' Equity                                 13,250,413             12,188,642
                                                         ------------           ------------
Total                                                    $ 69,287,396           $ 61,742,095
                                                         ============           ============

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                         MAX & ERMA'S RESTAURANTS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                     Sixteen Weeks Ended
                                              -----------------------------------
                                              February 15,           February 16,
                                                 2004                   2003
                                              -----------            -----------
REVENUES:                                     $53,421,522            $49,207,603

COSTS AND EXPENSES:
Costs of Goods Sold                            13,238,458             11,912,018
Payroll and Benefits                           17,203,869             15,871,669
Other Operating Expenses                       16,780,990             15,447,021
Pre-Opening Expenses                              147,288                201,137
Administrative Expenses                         4,250,484              4,052,195
                                              -----------            -----------
Total Operating Expenses                       51,621,089             47,484,040
                                              -----------            -----------
Operating Income                                1,800,433              1,723,563
Interest Expense                                  596,554                487,719
                                              -----------            -----------
INCOME BEFORE INCOME TAXES                      1,203,879              1,235,844
INCOME TAXES                                      313,000                328,000
                                              -----------            -----------
NET INCOME                                    $   890,879            $   907,844
                                              ===========            ===========


NET INCOME PER SHARE:
   Basic                                      $      0.36            $      0.38
                                              ===========            ===========
   Diluted                                    $      0.34            $      0.34
                                              ===========            ===========


SHARES OUTSTANDING:
   Basic                                        2,451,811              2,384,445
                                              ===========            ===========
   Diluted                                      2,602,471              2,702,461
                                              ===========            ===========

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